Exhibit 10.14

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission. Such portions have been redacted and are marked with a "[*]" in place of the redacted language.

FIRST AMENDMENT TO

RESEARCH FUNDING AGREEMENT

                This is the First Amendment to the Research Funding Agreement (the “Agreement”) between Sangamo BioSciences, Inc. (“Sangamo”) and Baxter Healthcare Corporation (“Baxter”), dated January 11, 2000.  This First Amendment shall be effective as of November 14, 2002.

RECITALS

                WHEREAS, the Agreement was assigned by Baxter to Edwards Lifesciences LLC (“Edwards”) pursuant to a Reorganization Agreement between Baxter International Inc. and Edwards Lifesciences Corporation dated March 31, 2000; and

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.             Every occurrence of “Baxter Healthcare Corporation” in the Agreement shall be replaced with “Edwards Lifesciences LLC” and every occurrence of “Baxter” shall be replaced with “Edwards”.

2.             The term of the Agreement set forth in Paragraph 4.1 shall be extended to December 31, 2003.

3.             EDWARDS agrees to pay SANGAMO on or before November 30, 2002 an additional One Million Nine Hundred Fifty Thousand Dollars ($1,950,000) for the research activities set forth on Exhibit A performed during 2002.

4.             EDWARDS agrees to pay SANGAMO an additional One Million Dollars ($1,000,000), payable in four equal installments at the beginning of each calendar quarter, beginning on January 1, 2003, to complete the research activities set forth on new Exhibit B attached hereto and new Exhibit C attached hereto.

5.             The parties agree that this First Amendment *** with respect to the research activities to be performed and the amount of funding to be paid under this Agreement.

6.             The Agreement, as amended in this First Amendment, together with the License Agreement between SANGAMO and EDWARDS dated January 11, 2000, as amended in the First and Second Amendments thereto, represent the entire agreement between the parties with respect to its subject matter and supersede all prior agreements and understandings between the parties.

7.             All other terms and conditions shall remain the same.

EDWARDS LIFESCIENCES LLC		SANGAMO BIOSCIENCES, INC.

/s/ JOHN KEHL		/s/ EDWARD LANPHIER

Name:	John Kehl	Name:	Edward Lanphier

Title:	Corporate Vice President	Title:	President & CEO

Date:	November 15, 2002	Date:	November 18, 2002

***Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for Confidential Treatment.

Exhibit B to Research Funding Agreement

(Amended Schedule 2 to License Agreement)

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***Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for Confidential Treatment.

Exhibit C to Research Funding Agreement

(Schedule 3 to License Agreement)

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***Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for Confidential Treatment.